
<ARTICLE> 5
<LEGEND>
This financial data schedule contains summary financial information extracted from the Company's six month ended June 30, 1995 consolidated statement of Income and the Condensed Balance Sheet. This information is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-START>                             JAN-01-1995
<PERIOD-END>                               JUN-30-1995
<CASH>                                          81,979
<SECURITIES>                                         0
<RECEIVABLES>                                  106,297
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               201,870
<PP&E>                                          52,865
<DEPRECIATION>                                  30,530
<TOTAL-ASSETS>                               1,366,849<F1>
<CURRENT-LIABILITIES>                          131,817
<BONDS>                                        703,131<F2>
<COMMON>                                           308
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                     489,668
<TOTAL-LIABILITY-AND-EQUITY>                 1,366,849
<SALES>                                              0
<TOTAL-REVENUES>                               322,089
<CGS>                                                0
<TOTAL-COSTS>                                  201,534
<OTHER-EXPENSES>                                43,862<F3>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              20,099
<INCOME-PRETAX>                                 56,594
<INCOME-TAX>                                    24,220
<INCOME-CONTINUING>                             32,374
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    32,374
<EPS-PRIMARY>                                     1.04
<EPS-DILUTED>                                     1.04

<F1>Includes $1,077,475,000 of cost assigned to contracts acquired, net.
<F2>Includes $179,500,000 in senior notes payable and $523,631,000 in subordinated notes payable.
<F3>Represents amortization of cost assigned to contracts acquired for the six months ended June 30, 1995.

